Exhibit 99.1

CONTACTS:

Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

The ODP Corporation Delays Public Company Separation to Evaluate

Potential Sale of Its Consumer Business

Announces It Has Received a Proposal from a Second Party to Acquire Its Consumer Business

BOCA RATON, Fla. – January 14, 2022 – The ODP Corporation (“ODP” or the “Company”) (NASDAQ:ODP), a leading provider of business services, products and digital workplace technology solutions through an integrated B2B distribution platform, today announced that its Board of Directors determined to delay the previously announced public company separation to evaluate a potential sale of the Company’s consumer business.

In May 2021, the Company announced that its Board of Directors unanimously approved a plan to separate ODP into two independent, publicly-traded companies by means of a tax-free spin-off to ODP shareholders. In November 2021, USR Parent, Inc., the parent company of Staples and a portfolio company of Sycamore Partners, reaffirmed its non-binding proposal to acquire the Company’s consumer business, including the Office Depot and OfficeMax retail stores business, the Company’s direct channel business (officedepot.com), and the Office Depot and OfficeMax intellectual property, including all brand names, for $1 billion in cash. The Company remains in conversation with Sycamore as it further evaluates the potential value and regulatory risk of Sycamore’s proposed transaction.

In December 2021, ODP’s Board of Directors received a non-binding proposal from another third party to acquire the Company’s consumer business. The terms of that proposal are confidential.

The Company’s Board of Directors is carefully reviewing both proposals with the assistance of its financial and legal advisors to determine the course of action that it believes is in the best interests of the Company and its shareholders. While the Company has previously been focusing on completing the public company separation during the first half of 2022, it has determined to delay further work on the separation in order to avoid incurring potentially unnecessary separation costs while it focuses on a potential sale of the consumer business. There can be no assurance that a sale of the consumer business will take place and, if it were to take place, as to the terms of such a sale.

“We look forward to further evaluating the potential sale of ODP’s consumer business to determine whether a sale may provide greater value for our shareholders than a public company separation,” said Gerry Smith, chief executive officer of The ODP Corporation. “If the consumer business is not sold, then ODP’s Board of Directors will reevaluate the advisability and timing of the public company separation.”

The ODP Corporation’s previous holding company reorganization provided it with the flexibility to simplify its legal structure and more closely align its operating assets to their respective operating channels. The Company has mostly completed that realignment, resulting in the following operating businesses owned under The ODP Corporation holding company structure:

ODP Business Solutions, LLC – a leading B2B solutions provider serving small, medium and enterprise level companies, including the contract sales channel of ODP’s prior Office Depot Business Solutions Division.

Office Depot, LLC – a leading provider of retail consumer and small business products and services distributed via approximately 1,100 Office Depot and OfficeMax retail locations and an award-winning eCommerce presence, officedepot.com.

Varis, LLC – ODP’s B2B digital platform technology business focused on transforming digital commerce between buying organizations and suppliers (govaris.com).

Federation Entities – More than a dozen regional office supply distribution businesses acquired by ODP as part of its transformation to expand its reach and distribution network into geographic areas that were previously underserved. These businesses are wholly owned by ODP but continue to operate under their own brand names.

Veyer, LLC – ODP’s world-class supply chain, distribution, procurement and global sourcing operations.

The operating businesses will each pursue their unique market opportunities and growth strategies, with separate management dedicated to improving the value for shareholders and stakeholders.

Simpson Thacher & Bartlett LLP and Goldman Sachs & Co. LLC are acting as legal and financial advisors to the Company, respectively.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. Through its banner brands Office Depot®, OfficeMax®, ODP Business SolutionsTM, VarisTM and Grand&Toy®, as well as others, the company offers its customers the tools and resources they need to focus on their passion of starting, growing and running their business. For more information, visit news.theodpcorp.com and investor.theodpcorp.com.

ODP, ODP Business Solutions, Office Depot and Veyer are trademarks of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. Varis is a trademark of Varis, LLC. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. ©2022 Office Depot, LLC. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the adverse effects of an unsolicited tender offer on our business, operating results or financial condition; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve its strategic plans, including the proposed separation of its consumer business, and the high costs in connection with these transactions may not be recouped if these transactions are not consummated; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.